EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jones Soda Co.

Seattle, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-225049) and Form S-8 (No. 333-233723, 333-103939, 333-157978, 333-109173, and 333-176386) of Jones Soda Co. of our report dated March 24, 2021, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Seattle, Washington

March 24, 2021